Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
TENGASCO, INC.
a Delaware corporation
at
$0.2736 NET PER SHARE
Pursuant to the Offer to Purchase
dated June 25, 2015
by
ICN FUND I, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 25, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of ICN Fund I, LLC, a Texas limited liability company (“Purchaser”) to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Tengasco, Inc., a Delaware corporation, as described in the offer to purchase, dated June 25, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) if (i) certificates representing Shares cannot be delivered to Issuer Direct Corporation (the “Depositary”) prior to the Expiration Date, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth herein. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560
eddie.tobler@issuerdirect.com
p.(919) 744-2722
f.(646) 225-7104
www.issuerdirect.com

For information call:
Issuer Direct Corporation
Toll-Free: (919) 744-2722

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or confirmation of a book-entry transfer of such Shares) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

To Issuer Direct Corporation:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the Offer, receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by this Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), unless and until such Shares and other required documents are delivered to the Depositary prior to the Expiration Date.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Eligible Institution”), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) within three NYSE Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, any required signature guarantees, and any other documents required by the Letter of Transmittal or (B) guarantees confirmation of a book-entry transfer of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.